EXHIBIT 10.12

MORTGAGE MODIFICATION AGREEMENT

THIS AGREEMENT is made this 12 day of January, 2011 by and between DANIEL O. LYNN, CAROLE LYNN and FORMS GALLERY, INC. a Florida Corporation (hereinafter referred to as "Mortgagor"), and JOAN M. BLAIR, (hereinafter referred to as "Mortgagee").

RECITALS:

A.             Mortgagee is the owner and holder of that certain mortgage ("Mortgage") dated June 13, 1996 made by Daniel O. Lynn and Carole Lynn to Leo A. Blair and Joan M. Blair recorded in Official Records Book 9310 , Page 1940, of the Public Records of Palm Beach County, Florida, securing a debt evidenced by a promissory note ("Note") dated oven even date, in the original principal sum of $144.000, which was modified by Mortgage Modification Agreement dated may 13, 2003 adding an additional $100,000 of principal, recorded in Official Records Book 15267 at page 1603, Palm Beach County public records, which Mortgage as modified encumbers property more particularly described in said Mortgage as follows:

Unit No. 1 of BLAIR'S DOWNTOWN CONDOMINIUM according to the Declaration of Condominium recorded in Official Records Bk, 7880 at page 1286, public records of Palm Beach County, Florida.

B.             Mortgagor quitclaimed interest in the condominium by quitclaim deed dated Nov. 10, 2009 to FORMS GALLERY, INC., a Florida Corporation. The new owner in fee simple of all of the property subject to the Mortgage together with the original mortgagors have requested Mortgagee to modify Note and Mortgage and the parties have mutually agreed to modify the terms thereof in the manner hereinafter appearing.

C.             Leo A. Blair, co mortgagor is deceased and the sole mortgagor is now Joan M. Blair.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and in consideration of the sum of TEN DOLLARS ($10.00), each to the other in hand paid, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1.	The unpaid principal balance of the Note as of Sept. 13, 2010 is 160,513.73. Interest has been owing as of Dec. 13, 2010 is $34,527.85. The total now currently owed is $195,041.58.
2.
The terms and provisions of the Note are replaced by the terms and provisions of the "Renewal Note" of even date herewith executed by Mortgagor and Forms Gallery, Inc. in the amount of $195,041.58., a copy of which is attached as Exhibit A.

3.	The terms and provisions of the Mortgage are amended and modified in accordance with the terms and provisions of Exhibit A attached hereto and incorporated herein by reference.
4.
The Mortgagor hereby reaffirms all of its obligations set forth in Note and Mortgage as modified and agrees to perform each and all of the covenants, agreements and obligations in Mortgage and Note and to be bound by each and all of the terms and provisions of Note and Mortgage as hereby modified.

5.
All of the property described in Mortgage shall in all respects be subject to the lien, charge and encumbrance of Mortgage and nothing herein contained or done shall affect the lien, charge or encumbrance of the Mortgage, or the priority thereof over other liens, charges, encumbrances or conveyances.

6.
Nothing herein invalidates or shall impair or release any covenants, conditions, agreement or stipulation in Note and Mortgage and the same, except as herein modified, shall continue in full force and effect and the undersigned further covenant and agree to perform and comply with and abide by each of the covenants, agreements, conditions and stipulations of Note and Mortgage which are not inconsistent herewith.

7.
In case any installment of interest or principal of Note be not promptly paid as it becomes due and payable according to the terms and tenor thereof, or if each and every of the stipulations, agreements, covenants and conditions of the Note and Mortgage, as herein modified, and of these presents, any or either, are not duly performed, complied with, and abided by, then and in either of such events, the balance then unpaid of the principal sum of Note as herein modified, with accrued interest, and all other sums provided for in and by Note and Mortgage, shall be immediately due and payable and suit may be brought on Note and/or Mortgage may be foreclosed in the manner and as fully and completely and with the same effect as if said indebtedness of Note were originally stipulated to be paid on that date or had otherwise matured, anything in Note and Mortgage, or herein, to the contrary notwithstanding,

8.	All Mortgagee's rights against all parties, including and not limited to all parties secondarily liable, are hereby reserved.
9.	This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns, or successors and assigns, of the respective parties hereto.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto the day and year first above written.

Signed, Sealed and delivered in the presence of:
MORTGAGOR:
/s/ Virginia Donahue

/s/ Sandra Saenz

/s/ Daniel O. Lynn
DANIEL O. LYNN

/s/ Carole Lynn
CAROLE LYNN

Signed, Sealed and Delivered in the presence of:
/s/ Deak Campbell

/s/ Joan M. Blair

/s/ Rosemary Matos

/s/ Joan Blair
JOAN M. BLAIR